Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statements on Form S-1 of our report dated November 19, 2025, relating to the financial statements of Jiaheng Ruiji International Trade Co Ltd.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

November 19, 2025